Exhibit 10.34

AMENDMENT TO THE

INGERSOLL-RAND COMPANY

MANAGEMENT INCENTIVE UNIT PLAN

WHEREAS, Ingersoll-Rand Company (the “Company”) maintains the Ingersoll-Rand Company Management Incentive Unit Plan (the “Plan”) to provide benefits to certain individuals employed by the Company and its subsidiaries; and

WHEREAS, no Management Incentive Unit Award has been made under the Plan since 1990, and all previously unvested awards under the Plan became vested on January 1, 2003; and

WHEREAS, under Article XV of the Plan, the Company has reserved the right to amend or terminate the Plan at any time;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has delegated authority to Administration Committee of the Company’s non-qualified defined contribution plans (the Non-Qualified DC Plans) authority to approve non-material amendments to Non-Qualified DC Plans, including the Plan;

WHEREAS, the Plan was amended on December 22, 2008 to ensure compliance with Section 409A of the Internal Revenue Code (the “409A Amendment”);

WHEREAS, the 409A Amendment contained a “scrivener’s error” mistakenly providing that no further cash payments and Dividend Accruals would be credited to Participant’s accounts after December 31, 2008; and

WHERAS the Administration Committee desires to amend the Plan to correct the aforesaid “scrivener’s error”;

NOW, THEREFORE, the Plan is hereby amended, effective December 31, 2008 to provide that the following language as set forth in the 409A Amendment shall be deleted in its entirety and have no effect:

No additional cash payments shall be made to any Participant pursuant to Article VI of the Plan, and no Dividend Equivalents shall be credited to any Participant’s account in the Incentive Ledger pursuant to the first sentence of Article VIII(a) of the Plan, with respect to any dividend declared on the stock of Ingersoll-Rand Company Limited after December 31, 2008. The foregoing shall not affect any Participant’s right to have dividends with respect to Common Stock Equivalents that were credited to the Participant’s account on December 31, 2008 credited in the form of additional Common Stock Equivalents after December 31, 2008.

IN WITNESS WHEREOF, the members of the Administration Committee have caused this amendment to be executed on this 5th day of June, 2009.

ADMINISTRATION COMMITTEE OF THE INGERSOLL-RAND COMPANY MANAGEMENT INCENTIVE UNIT PLAN

By:	/s/ Jeffrey Blair
Jeffrey Blair

By:	/s/ Paul Henry
Paul Henry

By:	/s/ Ben Lei
Ben Lei

By:	/s/ Joanne Maughan
Joanne Maughan

By:	/s/ William Murray
William Murray

By:	/s/ Constance Roseler
Constance Roseler